news release

May 6, 2015

Thompson Creek Reports First Quarter 2015 Financial Results

Denver, CO – Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (the “Company” or “Thompson Creek”), a North American mining company, announced today financial results for the three months ended March 31, 2015, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Highlights for the First Quarter 2015

•
Total cash and cash equivalents at March 31, 2015 were $238.2 million compared to $265.6 million at December 31, 2014. Total debt, including capital lease obligations, at March 31, 2015 was $938.8 million, compared to $944.7 million at December 31, 2014. During the quarter, the Company completed four shipments of copper and gold concentrate and recorded three sales. On April 17, the Company received $27 million for payment of the fourth shipment.

•	Cash used in operating activities was $5.3 million in the first quarter of 2015 compared to cash generated by operating activities of $16.2 million in the first quarter of 2014.

•
Consolidated revenues for the first quarter of 2015 were $123.0 million compared to $161.0 million in the first quarter of 2014. Copper and gold sales contributed $68.2 million in revenue in the first quarter of 2015 compared to $54.2 million in the first quarter of 2014. Molybdenum sales for the first quarter of 2015 were $42.8 million compared to $102.9 million in the first quarter of 2014.

•
Sales volumes and average realized sales prices for copper and gold for the first quarter of 2015 were 14.8 million pounds of copper at an average realized price of $2.47 per pound and 36,750 ounces of gold at an average realized price of $986 per ounce, as compared to 10.8 million pounds of copper at an average realized price of $3.01 per pound and 23,874 ounces of gold at an average realized price of $1,025 per ounce for the first quarter of 2014. Molybdenum sales volumes in the first quarter of 2015, which consisted of the sale of molybdenum inventory produced at our mines in 2014 and molybdenum sourced from third parties, were 4.3 million pounds at an average realized price of $10.00 per pound compared to 9.8 million pounds at an average realized price of $10.45 per pound for the first quarter of 2014.

•
Consolidated operating income for the first quarter of 2015 was $5.2 million compared to $13.1 million for the first quarter of 2014. Consolidated operating income for the first quarter of 2015 and 2014 was impacted by non-cash lower-of-cost-or-market molybdenum product inventory write downs of $5.6 million and $6.8 million, respectively. Consolidated operating income for the first quarter of 2015 was also impacted by $5.6 million of costs related to idle molybdenum mining operations.

•
Net loss for the first quarter of 2015 was $87.2 million, or $0.41 per share, compared to a net loss of $39.1 million, or $0.23 per share, for the first quarter of 2014. The net loss for the first quarter of 2015 and 2014 included non-cash foreign exchange losses of $88.2 million and $46.5 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net loss for the first quarter of 2015 was $14.2 million, or $0.07 per diluted share, compared to non-GAAP adjusted net income for the same period of 2014 of $4.3 million, or $0.02 per share. Non-GAAP adjusted net income (loss) excludes foreign exchange losses. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net income (loss).

•
Payable production at Mount Milligan Mine for the first quarter of 2015 was 15.4 million pounds of copper and 46,119 ounces of gold, compared to payable production of 14.2 million pounds of copper and 39,243 ounces of gold for the first quarter of 2014.

•
Non-GAAP unit cash cost per pound of copper produced for the first quarter of 2015 was, on a by-product basis, $1.12 per pound and on a co-product basis, $1.64 per pound of copper and $498 per ounce of gold. Non-GAAP unit cash costs in the first quarter of 2014 was, on a by-product basis, $2.48 per pound and on a co-product basis, $2.27 per pound of copper and $606 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Capital expenditures for the first quarter of 2015 were $13.2 million, composed of $12.7 million for Mount Milligan Mine and $0.5 million for the Langeloth Facility and corporate combined, compared to $21.8 million for the first quarter of 2014.

Jacques Perron, President and Chief Executive Officer of Thompson Creek, said, "Our first quarter results did not meet our expectations, as throughput and production at Mount Milligan Mine were negatively impacted by several operational and mechanical issues in the mill. We gained valuable knowledge as we worked through these challenges and are confident that we have developed solutions, some of which are already in place, to address these issues. It is still our objective to achieve daily mill throughput of approximately 60,000 tonnes by year-end. In light of our recent operational results we believe this objective may be more challenging to achieve than originally anticipated. Accordingly, we have revised our internal ramp-up schedule and our guidance for Mount Milligan. With our recent improvements in the mill and the utilization of the temporary secondary crushing circuit, we expect to positively impact throughput and recoveries to steadily improve production at Mount Milligan over the course of the remainder of the year."

Summary of Quarterly Results
(US$ in millions, except per share, per pound and per ounce amounts—unaudited)

	Mar 31 2015	Dec 31, 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Financial Information
Revenues	$123.0	$168.0	$229.3	$248.4	$161.0
Operating income (loss)	$5.2	$(98.1)	$63.8	$57.3	$13.1
Net income (loss)	$(87.2)	$(135.6)	$(11.1)	$61.6	$(39.1)
Income (loss) per share:
—basic	$(0.41)	$(0.63)	$(0.05)	$0.35	$(0.23)
—diluted	$(0.41)	$(0.63)	$(0.05)	$0.28	$(0.23)
Cash generated by (used in) operating activities	$(5.3)	$34.9	$83.0	$50.7	$16.2
Adjusted Non-GAAP Measures (1)
Adjusted net income (loss)	$(14.2)	$(10.0)	$38.3	$22.0	$4.3
Adjusted net income (loss) per share
—basic	$(0.07)	$(0.05)	$0.18	$0.13	$0.03
—diluted	$(0.07)	$(0.05)	$0.17	$0.10	$0.02
Operational Statistics
Copper
Payable production (000's lb) (2)	15,405	18,024	16,267	16,035	14,243
Cash cost ($/payable lb produced) - By-Product (1)	$1.12	$1.16	$0.77	$0.33	$2.48
Cash cost ($/payable lb produced) - Co-Product (1)	$1.64	$1.88	$1.80	$1.97	$2.27
Payable production sold (000's lb)	14,791	15,478	16,482	21,939	10,793
Average realized sales price ($/lb) (1)	$2.47	$2.75	$3.02	$3.20	$3.01
Gold
Payable production (oz) (2)	46,119	40,967	60,366	37,030	39,243
Cash cost ($/payable oz produced) - Co-Product (1)	$498	$506	$477	$538	$606
Payable production sold (oz)	36,750	38,910	57,974	51,983	23,874
Average realized sales price ($/oz) (1)	$986	$1,003	$952	$1,047	$1,025
Molybdenum
Mined molybdenum production (000's lb)	—	4,328	6,560	7,481	7,887
Cash cost ($/lb produced) (1)	$—	$10.34	$6.77	$6.25	$5.75
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	2,552	5,756	6,732	7,439	8,591
Purchased and processed product	1,733	2,376	2,181	2,250	1,254
	4,285	8,132	8,913	9,689	9,845
Average realized sales price ($/lb) (1)	$10.00	$10.79	$13.94	$13.03	$10.45
___________________________________________________________

(1)	See "Non-GAAP Financial Measures" for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

Selected Condensed Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended
	March 31, 2015	March 31, 2014
	(unaudited)
Financial Information
Revenues
Copper sales	$32.2	$29.8
Gold sales	36.0	24.4
Molybdenum sales	42.8	102.9
Tolling, calcining and other	12.0	3.9
Total revenues	123.0	161.0
Costs and expenses
Cost of sales
Operating expenses	83.0	113.6
Depreciation, depletion and amortization	20.0	22.6
Total cost of sales	103.0	136.2
Total costs and expenses	117.8	147.9
Operating income (loss)	5.2	13.1
Other (income) expense	109.1	67.2
Income (loss) before income and mining taxes	(103.9)	(54.1)
Income and mining tax (benefit) expense	(16.7)	(15.0)
Net income (loss)	$(87.2)	$(39.1)
Net income (loss) per share
Basic	$(0.41)	$(0.23)
Diluted	$(0.41)	$(0.23)
Cash generated by (used in) operating activities	$(5.3)	$16.2
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$(14.2)	$4.3
Adjusted net income (loss) per share—basic (1)	$(0.07)	$0.03
Adjusted net income (loss) per share—diluted (1)	$(0.07)	$0.02

	Three Months Ended
	March 31, 2015	March 31, 2014
	(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (2)	15,405	14,243
Cash cost ($/payable lb produced) - By-Product (1)	$1.12	$2.48
Cash cost ($/payable lb produced) - Co-Product (1)	$1.64	$2.27
Payable production sold (000's lb)	14,791	10,793
Average realized sales price ($/lb) (1)	$2.47	$3.01
Gold
Payable production (oz)	46,119	39,243
Cash cost ($/payable oz produced) - Co-Product (1)	$498	$606
Payable production sold (oz)	36,750	23,874
Average realized sales price ($/oz) (1)	$986	$1,025
Molybdenum
Mined production (000's lb) (3)	—	7,887
Cash cost ($/lb produced) (1)	$—	$5.75
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	2,552	8,591
Purchased and processed product	1,733	1,254
	4,285	9,845
Average realized sales price ($/lb) (1)	$10.00	$10.45
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

(3)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines (excludes molybdenum processed from purchased product).

Current Guidance
The Company updated its guidance for 2015, based on its first quarter results. This updated guidance for 2015 reflects lower copper and gold production guidance, together with increased copper unit cash costs on a by-product basis. Despite these revisions, the updated guidance represents an increase in payable copper production from 2014 of approximately 9% to 24%, an increase in payable gold production from 2014 of approximately 13% to 18%, and a decrease in the unit cash costs on a by-product basis from 2014 of approximately 22% to 35%, making Mount Milligan Mine a low cost producer of copper on a by-product basis. There are no revisions to the molybdenum business guidance. Management continues to believe that cash flows from the Langeloth Facility, together with the sale of inventory from the molybdenum mines, will be more than sufficient to cover the cash costs and cash capital expenditures from the molybdenum business during 2015.
The table below presents (i) updated guidance for fiscal year 2015 as of May 6, 2015 and (ii) for comparison purposes, the 2015 guidance previously provided in the Company's Form 10-K for the year ended December 31, 2014.

	Year Ended December 31, 2015 (Estimated) (Updated)	Year Ended December 31, 2015 (Estimated) (Previous)
Mount Milligan Mine Copper and Gold
Concentrate production (000's dry tonnes)	140 - 160	170 - 190
Copper payable production (000's lb)	70,000 - 90,000	90,000 - 100,000
Gold payable production (000's oz)	200 - 220	220 - 240
Unit cash cost - By-product ($/payable lb copper produced): (1) (2)	$0.70 - $0.90	$0.60 - $0.85
Molybdenum Business - Cash Inflow (Outflow) ($ in millions): (2)(3)
Ongoing molybdenum operations - Langeloth	$10 - $15	$10 - $15
Suspended molybdenum operations:
TC Mine
Care and Maintenance	($6 - $8)	($6 - $8)
Phase 8 Stripping	($8 - $10)	($8 - $10)
Sale of Inventory ($8/lb - $9/lb oxide price)	$25 - $28	$25 - $28
Endako Mine (75% share) (4)
Temporary suspension	($5 - $8)	($5 - $8)
Sale of inventory ($8/lb - $9/lb oxide price)	$9 - $10	$9 - $10
Total Cash Flow from Molybdenum Operations	$25 - $27	$25 - $27
Capital expenditures ($ in millions): (2)(5)
Mount Milligan operations	$22 ± 10%	$22 ± 10%
Mount Milligan tailings dam	$24 ± 10%	$24 ± 10%
Mount Milligan secondary crusher engineering	$15 ± 10%	$15 ± 10%
Langeloth and other	$7 ± 10%	$7 ± 10%
Total capital expenditures	$68 ± 10%	$68 ± 10%
_______________________________________________________________________________

(1)
Copper by-product unit cash cost is calculated using copper payable production and deducts a gold by-product credit, which is determined based on expected revenue from payable gold production assuming a gold price of approximately $800 per ounce, which takes into account the contractual price of $435 per ounce under the Gold Stream Arrangement.

(2)	Estimates for cash costs, molybdenum cash inflow (outflow) and cash capital expenditures assume a foreign exchange rate of US$1.00 = C$1.22.

(3)	Cash inflow (outflow) excludes capital expenditures.

(4)	If the Endako Mine is placed on care and maintenance, the Company's share of expected severance costs of up to approximately $10 to $12 million would be incurred.

(5)	Includes 2015 cash capital expenditures, but excludes cash capital expenditures related to 2014 accruals paid in 2015.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess its operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to our business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non-cash items.
For the first five quarters ended March 31, 2015, the significant non-cash items were the net realized and unrealized gain and losses related to the impact of foreign exchange due primarily to intercompany notes and related tax effects and asset impairments and related materials and supplies inventory impairments.
In connection with the Company's strategy to manage cash balances, fund its operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net income (loss) each period. At each period end, management compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). As the loans between the parent company and its subsidiaries are the primary driver of the Company's foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of our non-GAAP measures excluding these gains or losses provides useful information to our investors regarding the Company's financial condition and results of operations.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, management calculates weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), the Company utilizes weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP.
The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the three months ended March 31, 2015 and for all of the previous four quarters. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

Non-GAAP reconciliation

	Three Months Ended
	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Net income (loss)	$(87.2)	$(135.6)	$(11.1)	$61.6	$(39.1)
Add (Deduct):
Asset impairments	—	104.8	—	—	—
Tax benefit of asset impairments (1)	—	(7.0)	—	—	—
(Gain) loss on foreign exchange (2)	89.8	34.8	59.7	(41.9)	46.1
Tax expense (benefit) on foreign exchange (gain) loss	(16.8)	(7.0)	(10.3)	2.3	(2.7)
Non-GAAP adjusted net income (loss)	$(14.2)	$(10.0)	$38.3	$22.0	$4.3

Net income (loss) per share
Basic	$(0.41)	$(0.63)	$(0.05)	$0.35	$(0.23)
Diluted	$(0.41)	$(0.63)	$(0.05)	$0.28	$(0.23)
Adjusted net income (loss) per share
Basic	$(0.07)	$(0.05)	$0.18	$0.13	$0.03
Diluted	$(0.07)	$(0.05)	$0.17	$0.10	$0.02
Weighted-average shares
Basic	214.4	214.1	213.9	174.5	171.6
Diluted	214.4	214.1	220.4	220.3	216.4
_______________________________________________________________________________
(1) The asset impairment for Endako Mine and TC Mine in 2014 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included a foreign exchange loss of $1.6 million; foreign exchange gains $0.5 million and $0.6 million; a foreign exchange loss of $0.4 million; and a foreign exchange gain of $0.4 million; presented in income and mining tax expense (benefit) in the Condensed Consolidated Statements of Operations for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's Copper-Gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although, unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash cost on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute.
On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).

The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss).
Non-GAAP cash cost

	Three Months Ended
(US$ in millions)	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Direct mining costs (1)	$37.4	$45.2	$48.8	$39.8	$49.6
Truck and rail transportation and warehousing costs	4.4	3.3	3.8	4.6	1.6
Costs reflected in inventory and operations costs	$41.8	$48.5	$52.6	$44.4	$51.2
Refining and treatment costs	4.5	4.6	4.4	5.7	2.8
Ocean freight and insurance costs	2.0	1.5	1.1	1.5	2.0
Direct costs reflected in revenue and selling and marketing costs	$6.5	$6.1	$5.5	$7.2	$4.8
Non-GAAP cash costs	$48.3	$54.6	$58.1	$51.6	$56.0
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(6.5)	$(6.1)	$(5.5)	$(7.2)	$(4.8)
Changes in inventory	(7.0)	(6.2)	(4.5)	25.0	(8.0)
Silver by-product credits (2)	(1.2)	(0.9)	(1.1)	—	(0.7)
Non cash costs and other	0.2	—	0.4	0.3	0.3
Copper-Gold segment US GAAP operating expenses	$33.8	$41.4	$47.4	$69.7	$42.8
_______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended
(US$ in millions, except pounds and per pound amounts)	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Copper payable production (000's lbs)	15,405	18,024	16,267	16,035	14,243
Non-GAAP cash cost	$48.3	$54.6	$58.1	$51.6	$56.0
Gold sales (1)	$36.2	$39.0	$55.2	$54.4	$24.5
Less: gold sales related to deferred portion of Gold Stream Arrangement	(6.4)	(6.3)	(10.8)	(9.7)	(4.4)
Net gold by-product credits	$29.8	$32.7	$44.4	$44.7	$20.1
Silver by-product credits (2)	1.2	0.9	1.1	1.6	0.7
Total by-product credits	$31.0	$33.6	$45.5	$46.3	$20.8
Non-GAAP cash cost net of by-product credits	$17.3	$21.0	$12.6	$5.3	$35.2
Non-GAAP unit cash cost	$1.12	$1.16	$0.77	$0.33	$2.48
____________________________________________________________________________________
(1) Excluded refining and treatment charges.
(2) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Copper payable production (000’s lbs)	15,405	18,024	16,267	16,035	14,243
Gold payable production in Cu eq. (000’s lbs) (1)	14,082	10,954	15,976	10,125	10,377
Payable production (000’s lbs)	29,487	28,978	32,243	26,160	24,620

Non-GAAP cash cost allocated to Copper	$25.2	$34.0	$29.3	$31.6	$32.5
Non-GAAP unit cash cost	$1.64	$1.88	$1.80	$1.97	$2.27

Non-GAAP cash cost allocated to Gold	$23.1	$20.6	$28.8	$20.0	$23.5
Gold payable production (ounces)	46,119	40,967	60,366	37,030	39,243
Non-GAAP unit cash cost	$498	$506	$477	$538	$606
______________________________________________________________________________

(1) Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $806, $829, $840, $842 and $845 per ounce for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $2.64, $3.10, $3.17, $3.08 and $3.19 per pound for the three months ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

Average Realized Sales Prices for Copper and Gold
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross, by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended
(US$ in millions, except pounds, ounces and per unit amounts)	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Payable pounds of copper sold (000's lb)	14,791	15,478	16,482	21,939	10,793
Copper sales, net	$32.2	$38.2	$45.7	$64.8	$29.8
Refining and treatment costs	4.3	4.4	4.2	5.4	2.7
Copper sales, gross	$36.5	$42.6	$49.9	$70.2	$32.5
Average realized sales price per payable pound sold (1)	$2.47	$2.75	$3.02	$3.20	$3.01
Average realized sales price for Gold
Payable ounces of gold sold under Gold Stream Arrangement	19,154	20,217	29,965	26,990	12,375
TCM share of payable ounces of gold sold to MTM Customers	17,596	18,692	28,009	24,993	11,499
Payable ounces of Gold sold	36,750	38,909	57,974	51,983	23,874

Gold sales related to cash portion of Gold Stream Arrangement	$8.3	$8.8	$13.0	$11.7	$5.4
Gold sales related to deferred portion of Gold Stream Arrangement	6.4	6.3	10.8	9.7	4.4
Gold sales under Gold Stream Arrangement	14.7	15.1	23.8	21.4	9.8
TCM share of gold sales to MTM Customers	21.3	23.7	31.2	32.7	14.6
Gold sales, net	36.0	38.8	55.0	54.1	24.4
Refining and treatment charges	0.2	0.2	0.2	0.3	0.1
Gold sales, gross	$36.2	$39.0	$55.2	$54.4	$24.5

Average realized sales price related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435	$435
Average realized sales price related to deferred portion of Gold Stream Arrangement	$334	$312	$359	$359	$359
Average realized sales price per payable ounce sold under Gold Stream Arrangement	$769	$747	$794	$794	$794
Average realized sales price per payable ounce sold for TCM share (1)	$1,220	$1,279	$1,121	$1,320	$1,234
Average realized sales price per payable ounce sold (1)	$985	$1,002	$952	$1,047	$1,025
__________________________________________________________________________
(1) The average realized sales price per payable pound of copper sold and per payable ounce of gold sold is impacted by any final volume and pricing adjustments and mark-to-market adjustments for shipments made in prior periods.
Additional information on the Company’s financial position is available in Thompson Creek’s Quarterly Report on Form 10-Q for the period ended March 31, 2015, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its first quarter 2015 financial results on Thursday, May 7, 2015 at 8:30 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://cnw.ca/d0vOg and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available through May 28, 2015. To access the recording, dial 1 (416) 849-0833 or 1 (855) 859-2056 and enter replay code 18330495. The archived recording will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements and ability to refinance or reduce debt on favorable terms or at all; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected ramp-up of Mt. Milligan and other projects, including expected achievement of design capacities and the effects of secondary crushing; future operating plans and goals, including timing of installation of secondary crushing capacity; and future molybdenum, copper, gold and silver prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(US dollars in millions, except share amounts)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$238.2	$265.6
Accounts receivable	41.6	42.0
Accounts receivable-related parties	0.4	4.1
Product inventory	78.5	96.6
Materials and supplies inventory	28.8	30.4
Prepaid expenses and other current assets	6.0	7.7
Income and mining taxes receivable	0.5	0.5
Restricted cash	0.1	1.6
Deferred income tax assets	0.2	0.1
	394.3	448.6
Property, plant, equipment and development, net	2,039.9	2,218.3
Restricted cash	—	5.7
Reclamation deposits	10.3	10.3
Other assets	36.0	35.4
Deferred income tax assets	129.9	128.0
	$2,610.4	$2,846.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$68.0	$93.1
Income, mining and other taxes payable	1.9	1.8
Current portion of Gold Stream deferred revenue	38.2	40.4
Current portion of long-term debt	2.7	3.9
Current portion of long-term lease obligations	24.6	22.8
Deferred income tax liabilities	13.4	14.1
Other current liabilities	1.6	0.3
	150.4	176.4
Gold Stream deferred revenue	714.6	721.1
Long-term debt	865.1	872.3
Long-term lease obligations	46.4	45.7
Other liabilities	4.8	5.2
Asset retirement obligations	34.6	35.3
Deferred income tax liabilities	89.4	102.8
	1,905.3	1,958.8
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 214,610,568 and 214,148,315 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,187.8	1,186.1
Additional paid-in capital	86.2	86.6
Accumulated deficit	(334.1)	(246.9)
Accumulated other comprehensive income (loss)	(234.8)	(138.3)
	705.1	887.5
	$2,610.4	$2,846.3

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(US dollars in millions, except per share amounts)	2015	2014
REVENUES
Copper sales	$32.2	$29.8
Gold sales	36.0	24.4
Molybdenum sales	42.8	102.9
Tolling, calcining and other	12.0	3.9
Total revenues	123.0	161.0
COSTS AND EXPENSES
Cost of sales
Operating expenses	83.0	113.6
Depreciation, depletion and amortization	20.0	22.6
Total cost of sales	103.0	136.2
Selling and marketing	3.0	4.1
Accretion expense	0.6	0.9
General and administrative	5.6	6.6
Exploration	—	0.1
Costs for idle mining operations	5.6	—
Total costs and expenses	117.8	147.9
OPERATING INCOME (LOSS)	5.2	13.1
OTHER (INCOME) EXPENSE
(Gain) loss on foreign exchange	88.2	46.5
Interest and finance fees	22.6	23.6
(Gain) loss from debt extinguishment	(0.3)	—
Interest (income) expense	(0.1)	(0.1)
Other	(1.3)	(2.8)
Total other (income) expense	109.1	67.2
Income (loss) before income and mining taxes	(103.9)	(54.1)
Total income and mining tax expense (benefit)	(16.7)	(15.0)
NET INCOME (LOSS)	$(87.2)	$(39.1)
COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(96.5)	(45.6)
Total other comprehensive income (loss)	(96.5)	(45.6)
Total comprehensive income (loss)	$(183.7)	$(84.7)

NET INCOME (LOSS) PER SHARE
Basic	$(0.41)	$(0.23)
Diluted	$(0.41)	$(0.23)
Weighted-average number of common shares
Basic	214.4	171.6
Diluted	214.4	171.6

THOMPSON CREEK METALS COMPANY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
(US dollars in millions)	2015	2014
OPERATING ACTIVITIES
Net income (loss)	$(87.2)	$(39.1)
Items not affecting cash:
Depreciation, depletion and amortization	20.0	22.6
Deferred revenue related to Gold Stream Arrangement	(6.4)	(4.4)
Accretion expense	0.6	0.9
Amortization of finance fees	1.2	1.3
Stock-based compensation	1.3	1.1
Obsolete materials and supplies inventory write downs	—	0.1
Product inventory write downs	5.2	5.5
Deferred income tax benefit	(15.1)	(17.1)
Unrealized gain on financial instruments and mark-to-market adjustments	6.0	(0.4)
Unrealized foreign exchange (gain) loss	86.6	47.6
Debt extinguishment	(0.3)	—
Change in current assets and liabilities	(11.7)	(8.7)
Gold Stream Arrangement net payable	(5.5)	6.8
Cash generated by (used in) operating activities	(5.3)	16.2
INVESTING ACTIVITIES
Capital expenditures	(13.2)	(21.8)
Capitalized interest payments	(0.7)	(6.3)
Disposition of assets	—	0.6
Restricted cash	7.1	—
Reclamation deposit	—	(10.0)
Cash generated by (used in) investing activities	(6.8)	(37.5)
FINANCING ACTIVITIES
Repayments of equipment financings	(6.5)	(5.3)
Repayment of long-term debt	(1.3)	(3.7)
Senior unsecured note repurchase	(6.8)	—
Proceeds (costs) from issuance of common shares, net	0.3	—
Cash generated by (used in) financing activities	(14.3)	(9.0)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1.0)	(0.9)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(27.4)	(31.2)
Cash and cash equivalents, beginning of period	265.6	233.9
Cash and cash equivalents, end of period	$238.2	$202.7